SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2009

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 29, 2009, the Nu Horizons Electronics Corp. (the “Company”) issued a press release announcing the Company’s financial results for the fiscal year ended February 28, 2009.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 to Form 8-K, the information contained in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 Item 7.01    Regulation FD Disclosure.

On April 29, 2009, at 4:30 p.m. Eastern time, the Company will hold a conference call to discuss the financial results for the fiscal year ended February 28, 2009.  This scheduled call and instructions for accessing the call were previously announced in a press release issued by the Company on March 26, 2009 and again in the press release that was issued on April 29, 2009, which is attached as Exhibit 99.1 hereto.

A replay of the investor conference will be accessible for a period of 60 days through a link under the Investor Relations section of the Company’s website at www.nuhorizons.com. and a transcript of the call will be posted on the Company’s website for at least twelve months after the date of the call on the Company’s website at www.nuhorizons.com.

As provided in General Instruction B.2 to Form 8-K, the information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release dated April 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: April 29, 2009	By:	/s/ Kurt Freudenberg
		Name:	Kurt Freudenberg
		Title:	Chief Financial Officer